UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2004
(Date of Report)

ALASKA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 392-5040
(Registrant’s telephone number)

ITEM 9. Regulation FD Disclosure
Signature

ITEM 9. Regulation FD Disclosure

Pursuant to 17 CFR Part 243 (“Regulation FD”), Alaska Air Group, Inc. is submitting this current report on Form 8-K to present information relating to its financial and operational outlook for 2004. This report includes information regarding forecasts of available seat miles (ASMs), cost per available seat mile (CASM) and fuel consumption, as well as certain actual results for revenue passenger miles (RPMs), load factor and revenue per available seat mile (RASM), for its subsidiaries Alaska Airlines, Inc. and Horizon Air. Please see the cautionary statement under “Forward-Looking Information” at the end of this report.

In accordance with General Instruction B.2 of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

References in this report on Form 8-K to “Air Group,” “the Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc. and Horizon Air Industries, Inc. are referred to as “Alaska” and “Horizon,” respectively, and together as our “airlines.”

Second Quarter 2004

	Forecast	Change
	Q2	Yr/Yr
Alaska Airlines
Capacity (ASMs in millions)	5,639	8.3%
Fuel gallons (000,000)	88.1	4.5%
Cost per ASM excluding fuel (cents)	8.1	(2.4%)

Alaska Airlines’ April traffic increased 13.6% to 1.276 billion revenue passenger miles (RPMs) from 1.123 billion flown a year earlier. Capacity during April was 1.785 billion available seat miles (ASMs), 9.0% higher than the 1.637 billion in April 2003.

The passenger load factor (the percentage of available seats occupied by fare paying passengers) for the month was 71.5%, compared to 68.6% in April 2003. The airline carried 1,290,600 passengers compared to 1,159,900 in April 2003.

For April 2004, RASM increased by 5.3% as compared to April 2003. This increase in RASM is due to an increase in load factor.

	Forecast	Change
	Q2	Yr/Yr
Horizon Air
Capacity (ASMs in millions)	785	24.0%
Fuel gallons (000,000)	12.5	(4.6%)
Cost per ASM excluding fuel (cents)	13.8	(14.8%)

Horizon Air’s April traffic increased 35.6% to 162.7 million RPMs from 120.0 million flown a year earlier. Capacity for April was 253.9 million ASMs, 24.3% higher the 204.2 million in April 2003.

The passenger load factor for the month was 64.2%, compared to 58.7% last April. The airline carried 448,800 passengers compared to 361,500 in April 2003.

For the second quarter of 2004, CASM excluding fuel is expected to decrease 14.8% compared to the second quarter of 2003, reflecting changes in Horizon’s flying mix from the traditional native network to a mix of native network flying and contract flying with Frontier Airlines. Under the contract flying agreement with Frontier, Horizon does not incur many of the normal costs of operations such as fuel, marketing costs and station labor and rents, resulting in 60 - 70% lower CASM (excluding fuel) and RASM. At its maturity later in 2004, Horizon will operate nine 70-seat Bombardier CRJ 700 aircraft under the Frontier JetExpress brand, representing approximately 24% of total Horizon capacity and approximately 9% to 10% of total Horizon revenue.

For April 2004, RASM decreased 5.4% resulting from contract flying with Frontier, partially offset by a 10% increase in RASM in Horizon’s native network due to an increase in load factor.

Capacity Estimates for 2004

Provided below are current capacity (ASMs in millions) estimates for the full year of 2004:

Alaska Airlines capacity	22,156	6.5%
Horizon Air capacity	3,089	20.2%

Other Financial Information

Cash and Short-Term Investments
Cash and short-term investments amounted to approximately $843 million at April 30, 2004 compared to $830 million at March 31, 2004. The increase of $13 million is principally due to cash flows from operations.

Fuel Cost per Gallon (including realized hedging gains)

	Cost per	% Change from
	Gallon	Prior Year
Alaska:
April	123.7 cents	39.8%
Horizon:
April	128.5 cents	40.0%

Fuel hedge positions entered into by Alaska and Horizon include a combination of swap and cap positions and are currently as follows:

	Approximate % of Expected	Approximate Crude Oil
	Fuel Requirements	Price per Barrel
April – December 2004	40%	$28.50
January – December 2005	38%	$27.25
January – June 2006	15%	$28.50

Operating Fleet Plan

Provided below are Alaska and Horizon actual fleet for 2003 and estimated changes for 2004 and 2005:

			Estimated	Estimated
			Change	Change
		On Hand	During	During
	Seats	YE 2003	2004	2005
Alaska Airlines
B737-200C	111	9	(2)
B737-400	138	40		(1)
B737-700	120	22
B737-800	150-160	0		2
B737-900	172	11	1
MD-80	140	27	(1)

Total		109	(2)	1

Horizon Air
Q200	37	28
Q400	70	16	1
CRJ 700	70	18		2

Total		62	1	2

Alaska has no commitments for aircraft deliveries beyond 2005. Horizon has two CRJ 700’s scheduled for delivery per year from 2006 to 2009 and none thereafter.

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements, which are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties that may cause our actual results or performance to be materially different from those indicated by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “forecast,” “may,” “will,” “could,” “should,” “expect,” “plan,” “believe,” “potential” or other similar words indicating future events or contingencies. Some of the things that could cause our actual results to differ from our expectations are: economic conditions; the continued impact of terrorist attacks, global instability and potential U.S. military involvement; our significant indebtedness; downgrades of our credit ratings; the competitive environment and other trends in our industry; changes in laws and regulations; changes in our operating costs including fuel; changes in our business plans; interest rates and the availability of financing; liability and other claims asserted against us; labor disputes; our ability to attract and retain qualified personnel; and inflation. For a discussion of these and other risk factors, see Item 1 of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. These risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 24, 2004

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden
Bradley D. Tilden
Executive Vice President/Finance and Chief Financial Officer